Exhibit 99.1

OMNICARE AND MCKESSON EXPAND DISTRIBUTION AGREEMENT

Expanded relationship to drive greater pharmaceutical sourcing efficiencies for both companies

•
Leverages the strength of Omnicare as the nation’s largest institutional pharmacy and a leading specialty pharmaceutical services provider and McKesson as a global leader in pharmaceutical sourcing and supply chain management

•	McKesson to assume responsibility for the sourcing and distribution of generic pharmaceuticals for Omnicare as part of McKesson’s proprietary OneStop® generics program

•	Expanded distribution relationship to provide Omnicare with incremental procurement savings for generic pharmaceutical products

•	Expanded distribution agreement extends through December 2019

CINCINNATI and SAN FRANCISCO (November 24, 2014) – Omnicare Inc. (NYSE:OCR) and McKesson Corporation (NYSE:MCK) announced the signing of an expanded agreement to include the sourcing and distribution of branded, specialty and generic pharmaceuticals. The new five year agreement, which extends through December 2019, creates efficiencies for both companies by leveraging the strength of Omnicare as the nation’s largest institutional pharmacy and a leading specialty pharmaceutical services provider and McKesson as a global leader in pharmaceutical sourcing and supply chain management.

For over ten years, Omnicare has partnered with McKesson for the distribution of branded pharmaceuticals. As part of the expanded agreement, McKesson will now also assume responsibility for the sourcing and distribution of generic pharmaceuticals for Omnicare as part of McKesson’s proprietary OneStop® generics program.

“Following a thorough review of our strategic sourcing alternatives, we determined an expanded partnership with McKesson provided the best pathway for our company amid the rapidly evolving pharmaceutical supply chain,” said Nitin Sahney, Omnicare’s president and chief executive officer. “By leveraging McKesson’s sourcing and distribution expertise across our significant scale, we are better positioned to optimize our core competency of providing high-quality complex patient care.”

“Omnicare has been a valued customer to McKesson for more than a decade, and I am very pleased with the expansion of our relationship,” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “I am extremely proud of our proven global sourcing expertise, industry-leading service levels and strong operational excellence, and I appreciate the opportunity to deliver additional value for Omnicare through this expanded relationship.”

Omnicare noted that it believes the benefits of its new sourcing strategy will be a key driver in enabling it to generate a low double-digit adjusted cash EPS growth rate in 2015.

“We have made steady progress executing our multi-layered growth strategy, and are well positioned to continue generating favorable results for our shareholders,” concluded Mr. Sahney.

About Omnicare
Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States.  As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers.  Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group.  For more information, visit www.omnicare.com

About McKesson
McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

Omnicare Contact:
Patrick C. Lee, 513-719-1507
patrick.lee@omnicare.com

McKesson Contacts:
Investors and Financial Media:
Erin Lampert, 415-983-8391
Erin.Lampert@mckesson.com

General and Business Media:
Kris Fortner, 415-983-8352
Kris.Fortner@mckesson.com

Risk Factors
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the Form 10-K, Form 10-Q and Form 8-K reports filed by Omnicare Inc. and McKesson Corporation with the Securities and Exchange Commission and include, but are not limited to, achievement of the anticipated operational and financial benefits from the expanded distribution agreement that was announced by both companies today. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, neither Omnicare Inc. nor McKesson undertakes any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

3